Exhibit 99.3

MagnaChip Announces Summary Notice Of Hearing And Proposed Derivative Settlement

SEOUL, South Korea and SAN JOSE, Calif., June 15, 2016 /PRNewswire/ — MagnaChip Semiconductor Corporation (“MagnaChip” or the “Company”) (NYSE: MX) today issued the following statement:

SUPERIOR COURT OF THE STATE OF CALIFORNIA COUNTY OF SANTA CLARA

CURT HEMMINGSON and VIC VANDEGRIFF, Derivatively on Behalf of Nominal Defendant MAGNACHIP SEMICONDUCTOR CORPORATION, Plaintiffs, v. MICHAEL ELKINS , TAE YOUNG HWANG, RANDAL KLEIN , ILBOK LEE,	CASE NO.: 1-15-cv-278614

BRIAN MULHERN, R. DOUGLAS NORBY, SANG PARK, MARGARET SAKAI, NADER TAVAKOLI and AVENUE CAPITAL MANAGEMENT II, L.P., Defendants, and MAGNACHIP SEMICONDUCTOR CORPORATION, Nominal Defendant.

STEPHEN BUSHANSKY, Derivatively on

Behalf of Nominal Defendant MAGNACHIP

SEMICONDUCTOR CORPORATION,

Plaintiff,

v.

R. DOUGLAS NORBY; MICHAEL

ELKINS; RANDAL KLEIN; BRIAN

MULHERN; NADER TAVAKOLI; ILBOK

LEE; SANG PARK; MARGARET SAKAI,

AVENUE CAPITAL GROUP; and DOES 1-

25, inclusive,

Defendants,

and

MAGNACHIP SEMICONDUCTOR CORPORATION,

Nominal Defendant.

CASE NO.: 1-15-cv-281284

SUMMARY NOTICE OF HEARING AND PROPOSED DERIVATIVE SETTLEMENT

TO: ALL HOLDERS OF MAGNACHIP SEMICONDUCTOR CORPORATION (“MAGNACHIP” OR THE “COMPANY”) COMMON STOCK AS OF JUNE 10, 2016, EXCLUDING THE INDIVIDUAL DEFENDANTS, THE AVENUE CAPITAL DEFENDANTS, AND EACH OF THEIR RELATED PERSONS (“CURRENT MAGNACHIP STOCKHOLDERS”). IF YOU HOLD MAGNACHIP COMMON STOCK FOR THE BENEFIT OF ANOTHER PERSON, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER. PLEASE NOTE THAT THESE ACTIONS ARE NOT “CLASS ACTIONS” AND NO INDIVIDUAL CURRENT MAGNACHIP STOCKHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THIS SETTLEMENT.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE IS NOT AN EXPRESSION OF ANY OPINION BY THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES IN THE ABOVE-CAPTIONED LAWSUITS. THE STATEMENTS IN THIS NOTICE ARE NOT FINDINGS OF THE COURT.

YOU ARE HEREBY NOTIFIED that certain of the parties to the above-captioned actions (the “Actions”) have entered into a Stipulation of Settlement (the “Stipulation”) setting forth terms upon which the issues raised in the Actions will be fully and finally resolved (the “Settlement”).

The Settlement will result in MagnaChip’s directors’ and officers’ liability insurance carriers making a cash payment of three million dollars ($3,000,000.00) into an interest-bearing escrow account established for the purpose of satisfying the Settling Defendants’ and MagnaChip’s obligations. In addition, the Settlement will result in MagnaChip implementing and/or maintaining for a period of three (3) years certain corporate governance changes. The Settling Defendants have denied, and continue to deny, each and all of the claims and contentions alleged by Plaintiffs in the Actions.

For a more detailed statement of the matters involved in the Action and the Settlement, the Stipulation may be inspected at the Clerk of the Court, Superior Court of California, County of Santa Clara, 191 North First Street, San Jose, CA 95113-1090, during regular business hours of each business day. In addition, the Stipulation is publicly available for viewing through the Company’s website at http://investors.magnachip.com.

PLEASE BE FURTHER ADVISED that pursuant to an Order of the Superior Court for the State of California, County of Santa Clara (the “Court”), a hearing (the “Settlement Hearing”) will be held before the Honorable Peter H. Kirwan on October 7, 2016 at 9:00 a.m. in Department 1 of the Court, located at 191 North First Street, San Jose, California 95113-1090, to: (i) determine whether the Settlement of the Actions on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate, and should be finally approved by the Court; (ii) determine whether an Order and Final Judgment dismissing the Actions with prejudice should be entered pursuant to the Stipulation; (iii) consider Plaintiffs’ Counsel’s application for an award of attorneys’ fees and expenses (“Fee and Expense Award”); and (iv) rule on such other matters as the Court may deem appropriate.

At the Settlement Hearing, the Court will consider whether to grant final approval to the Settlement and the Fee and Expense Award. If any Current MagnaChip Stockholder wants to submit any papers, briefs or other documents objecting to the Settlement, not later than fourteen (14) calendar days prior to the Settlement Hearing, you must file with the Court:

(i) a written notice of objection with your name, address, and telephone number, along with a representation as to whether you intend to appear at the Settlement Hearing;

(ii) competent evidence that you held shares of MagnaChip common stock as of June 10, 2016, and that you continue to hold shares of MagnaChip common stock as of the date of the Settlement Hearing;

(iii) a statement of your objections to any matters before the Court, the grounds therefor or the reasons for your desiring to appear and be heard, as well as all documents or writings you desire the Court to consider; and

(iv) the identities of any witness you plan on calling at the Settlement Hearing, along with a summary description of their likely testimony.

In addition, on or before the date of such filing, you must also serve the same documents via first class mail or overnight delivery upon each of the following:

The Court

Clerk of the Court

Superior Court of California

County of Santa Clara

191 North First Street

San Jose, CA 95113

Counsel for Plaintiffs Hemmingson and Vandegriff

KESSLER, TOPAZ, MELTZER & CHECK, LLP

Attn: Eric L. Zagar

280 King of Prussia Road

Radnor, PA 19087

Counsel for the Company and the Settling Defendants

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Attn: Daniel J. Kramer, Jacqueline P. Rubin & Meredith A. Arfa

1285 Avenue of the Americas

New York, NY 10019-6064

JONES DAY

Attn: John C. Tang

555 California Street, 26th Floor

San Francisco, CA 94104

AKIN GUMP STRAUSS HAUER & FELD LLP

Attn: Douglass B. Maynard & Michael A. Asaro

One Bryant Park

Bank of America Tower

New York, NY 10036

KASOWITZ BENSON TORRES & FRIEDMAN LLP

Attn: Daniel J. Fetterman & Trevor J. Welch

1633 Broadway

New York, NY 10019

KOBRE & KIM LLP

Attn: Michael S. Kim & Kimberly Perrotta Cole

800 Third Avenue

New York, NY 10022

The Settling Parties shall have the right, but are not required to, submit a response to any objections to the Settlement not later than seven (7) calendar days prior to the Settlement Hearing.

If you do not want to submit any papers, briefs or other documents objecting to the Settlement, you may nevertheless object to the Settlement by appearing in person at the Settlement Hearing and providing competent evidence that you held shares of MagnaChip common stock as of June 10, 2016, and that you continue to hold shares of MagnaChip common stock as of the date of the Settlement Hearing.

If you fail to object in the manner prescribed above you shall be deemed to have waived your right to object (including the right to appeal) and shall forever be barred, in this proceeding or in any other proceeding, from raising such objection(s).

PLEASE DO NOT TELEPHONE THE COURT OR MAGNACHIP REGARDING THIS NOTICE

CONTACT:

Robert Pursel

Director of Investor Relations

Tel. +1-408-625-1262

robert.pursel@magnachip.com

SOURCE MagnaChip Semiconductor Corporation